UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2002

CASCADIA CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27131
(Commission File Number)

98-0222922
(IRS Employer Identification No.)

Suite 800 - 885 West Georgia Street
Vancouver, British Columbia V6C 3H1
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604-687-5700 not applicable
(Former name or former address, if changed since last report)

Item 2. ACQUISITION OF ASSETS

Introduction

Under the terms of a share exchange agreement we have acquired 100% of the issued and outstanding shares of Storage Alliance Inc. ("Storage Alliance") from DKJ Technologies Inc., and all shares of Storage Alliance issuable upon conversion of outstanding shareholder loans. In consideration for acquiring all of the Storage Alliance shares we have agreed to issue an aggregate of 2,500,000 shares of our common stock to the shareholders of DKJ Technologies Inc. (the "Shareholders") and the Storage Alliance creditors. Each of the Shareholders and creditors has executed the Share Exchange Agreement and consented to the share exchange and acquisition. Storage Alliance became our wholly-owned subsidiary as of September 19, 2002.

Our board of directors have approved an amendment to our Articles of Incorporation to change the name of the corporation from "Cascadia Capital Corporation" to "Storage Alliance Inc." (the "Change of Name") to more accurately reflect our proposed future business. The Change of Name was approved by our board of directors on September 20, 2002, subject to receiving approval from a majority of the holders of our common stock.

Corporate History

We were incorporated in the state of Nevada on October 29, 1999. Since our incorporation, we have been in the business of the exploration and development of mineral properties.

Our mining properties consist of a placer claim and two blocks of hardrock mineral claims administered by the British Columbia Ministry of Energy, Mines and Petroleum Resources. In area these properties total 1,100 acres. To maintain title over the mineral claims, we are required to expend $100 per claim in the first year and $200 per claim for each additional year beginning in 2003. The work requirement for our placer claim is $500 per year. Our properties are without known reserves. Our programs have been exploratory in nature.

Because we have not yet determined whether our properties contain mineral resources that may be economically recoverable, we have not reached the development stage and have been considered an "exploration stage" company.

We were a party to two separate option agreements respecting each of the Thibert Creek Properties and the Keefers Properties. In July, 2001, our company completed phase one exploration on certain claims which form part of the Thibert Creek Properties and, upon review of the initial exploration results, we determined that no further exploration of those claims was warranted at that time. With respect to the Keefers Properties, we until recently had been continuing to develop a phase one exploration program.

Effective December 31, 2001, we entered into a Mineral Option Amending Agreement with Gerry Diakow with respect to the Thibert Creek Properties. Pursuant to the terms of the Mineral Option Amending Agreement, the Exploration Expenditures that were to be incurred by our company (as detailed in the original Option Agreement dated October 21, 2000 and subsequently in an amendment dated July 18, 2001), were amended as follows:

(A) $3,000 on or before December 31, 2001 (already spent);

(B) a further $17,000 on or before September 1, 2002; and

(C) a further $30,000 on or before June 1, 2003.

In connection with the mineral property agreement (as amended) between our company and Mr. Diakow, we were required to pay Mr. Diakow $25,000 on or before December 31, 2002. We were also required to issue Mr. Diakow 650,000 common shares (200,000 common shares pre-forward split) upon the completion of a phase one work program on the Thibert Creek Properties subject to an independent engineering or geological report detailing work done on the property and recommending further work on the property. In the event that a phase two exploration program was warranted on the property, we would be required to issue Mr. Diakow an additional 650,000 common shares (200,000 common shares pre-forward split) on completion of the phase two work program subject to an independent engineering or geological report detailing work done on the property and recommending a third phase work program. In the event that a phase three work program was warranted, we would be required to issue Mr. Diakow a final allotment of 1,625,000 of our common shares (500,000 common shares pre-forward split) on completion of the phase 3 work program, subject to production of an independent engineering or geological report detailing work done on the property and recommending that the property be put into commercial production.

As noted, the option agreement (as amended) with respect to the Thibert Creek Properties also required that we incur exploration expenditures on those properties totalling $50,000. As required, $3,000 was spent prior to December 31, 2001, a further $17,000 must be spent on or before September 1, 2002 and an additional $30,000 must be spent on or before June 1, 2003.

In connection with the option agreement dated October 1, 2001, with respect to the Keefers Properties, we were required to pay to the optionor the sum of $7,500 on or before December 31, 2002. In addition, we wee required to issue to the optionor 325,000 common shares (100,000 common shares pre-forward split) upon the completion of a first phase of a work program on the property, 325,000 common shares (100,000 common shares pre-forward split) upon the completion of a second phase of a work program and 975,000 common shares (300,000 common shares pre-forward split) upon the completion of a third phase of a work program.

The Keefers option agreement also required that we incur exploration expenditures totaling $50,000, $10,000 of which is due on or before July 31, 2002 and $20,000 of which is due on or before December 31, 2002. A further $20,000 is due on or before July 31, 2003.

Proposed Business

To date we have not been successful in fully implementing our business plan in regards to our properties. As a result, we have decided not pursue any further development, or incur any further expenses, in regards to our mineral claims. Accordingly, we have been researching potential acquisitions or other suitable business partners which will assist us in realizing our overall business objectives. We felt that this was in the best interests of the company given the fact that it was unlikely that our properties had any realizable value.

On August 9, 2002, as amended September 6, 2002, we entered into an Agreement and Plan of Share Exchange (the "Share Exchange") with DKJ Technologies Inc., Storage Alliance and the Shareholders of DKJ Technologies Inc. and Storage Alliance.

DKJ Technologies Inc. is a private Nevada company which operates through its wholly owned subsidiary Storage Alliance, an Alberta Company. Storage Alliance maintains its principal executive offices at 725, 435 - 4th Avenue S.W., Calgary, Alberta, Canada, T2P 3A8. Storage Alliance provides data storage, content management, and business process outsourcing to the petroleum exploration and production industry, which primarily consists of the design, marketing, and deployment of content and storage management solutions and services for customers in upstream petroleum and other data-intensive industries (the "Storage Alliance Business").

Under the terms of the Share Exchange we have acquired 100% of the issued and outstanding shares of Storage Alliance from DKJ Technologies Inc., and all shares of Storage Alliance issuable upon conversion of outstanding shareholder loans. In consideration for acquiring all of the Storage Alliance shares we have agreed to issue an aggregate of 2,500,000 shares of our common stock to the Shareholders of DKJ Technologies Inc. and the Storage Alliance creditors. Each of the Shareholders and creditors has executed the Share Exchange agreement and consented to the share exchange and acquisition. Storage Alliance became our wholly-owned subsidiary as of September 19, 2002. We intend to issue the 2,500,000 shares of common stock, in reliance on Regulation S promulgated under the Securities Act of 1933, following the Change of Name becoming effective.

In conjunction with the Share Exchange and the closing of the acquisition, we entered into a private placement financing for gross proceeds of $235,000. The financing consisted of the issuance of 470,000 shares of our common stock at $0.50 per share, to one investor pursuant to the provisions of Regulation S promulgated under the Securities Act of 1933. At the closing of the acquisition and Share Exchange, we provided the proceeds from the private placement financing to Storage Alliance as working capital for use in the development of the Storage Alliance Business.

We had a total of 16,087,500 shares of common stock issued and outstanding immediately prior to the acquisition of Storage Alliance. The Share Exchange involves the cancellation of 8,587,500 shares of common stock, leaving 10,470,000 shares of common stock to be issued and outstanding, which includes the issuance of the 2,500,000 shares of our common stock pursuant to the Share Exchange, and the issuance of the 470,000 shares of our common stock pursuant to the private placement.

Security Ownership of Certain Beneficial Owners and Management

The following table lists, after (a) the issuance of the 2,500,000 shares of our common stock pursuant to the Share Exchange, (b) the issuance of 470,000 shares of common stock pursuant to the private placement, and (c) the cancellation of 8,587,500 shares of common stock, the number of shares of common stock that will be owned by (i) each person who owns of record, will own, or is known to beneficially own more than 5% of our outstanding shares of common stock, (ii) each of our directors and executive officers, and (iii) all of the our directors and executive officers as a group:

Name of Beneficial Holder	Number	Percent
Hilton Getz	Nil	Nil
Jeff Ascah	88,495	0.8%
All Officers and Directors as a Group ( 2 persons)	88,495	0.8%

Directors and Executive Officers, Promoters and Control Persons

Following the closing of the Share Exchange and acquisition of Storage Alliance, our directors and executive officers, positions held, and duration of such, are as follows:

Name	Position Held with our Company	Date First Elected or Appointed
Jeff Ascah	President, Treasurer, Secretary and Director	September 19, 2002
Hilton Getz	Director	May 13, 2002

As part of the acquisition, Jeff Ascah was appointed as a director and officer of the company.

Jeff Ascah, the President of Storage Alliance, was appointed as a director and officer of the company, assuming the positions of President, Treasurer and Secretary, replacing Keith Ebert who has provided us with his resignation. Mr. Ascah has over 22 years experience delivering enterprise storage solutions to corporations across Canada. He has held senior marketing and business development positions, and was Vice President Customer Services, with StorageTek Canada. In 1998, Mr. Ascah founded Ostraca Inc., and built this company into a successful IT management consultancy.

Mr. Hilton Getz, a current director of the Company, will remain a director and is a consultant providing sales and marketing consulting services for information technology or high tech companies. During 2001, he was employed by The Cabinet Pty. Ltd. as the National Manager - IT Products Division. Between June 1996 and February 2001, Mr. Getz was a Director of Bayform Pty. Ltd., and from June 1995 to May 1996, he was employed as the General Manager - IT Division at Corporate Express Ltd. Mr. Getz has completed post-graduate work in marketing at Damlinn College in South Africa.

Gerry Diakow has resigned from his position of Vice President of Exploration and Development of the Company.

Committees of the Board

We do not have an audit or compensation committee at this time.

Family Relationships

There are no family relationships between any of our directors or executive officers or those of Storage Alliance.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons, or those of Storage Alliance, have been involved in any of the following events during the past five years:

  any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

  being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Stock Options/SAR Grants

There were no grants of stock options or stock appreciation rights to any officers, directors, consultants or employees of our company during the year ended October 31, 2001 or during the period ended July 31, 2002. There were no stock options outstanding on July 31, 2002.

Directors Compensation

We have no formal plan for compensating our directors for their service in their capacity as directors although such directors are expected to receive in the future options to purchase shares of common stock as awarded by our board of directors or (as to future options) a compensation committee which may be established in the future. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director. Other than indicated in this current report, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.

Certain Relationships and Related Transactions

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to its knowledge, any of its directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

STORAGE ALLIANCE

Development of Storage Alliance

Storage Alliance was incorporated on April 18, 2000 pursuant to the laws of the Province of Alberta, Canada. DKJ Technologies Inc. acquired all of the issued and outstanding shares of Storage Alliance on February 28, 2001. Storage Alliance commenced its current business operation in September of 2000 and began to generate revenues from operations in the first quarter of 2001.

Storage Alliance has not been involved in any bankruptcy, receivership or similar proceedings, nor has Storage Alliance been a party to any material reclassification, merger, consolidation or purchase or sale of a significant amount of assets not in the ordinary course of our business, not disclosed herein.

Business of Storage Alliance

Storage Alliance's content management service provider model provides Web-based, integrated delivery of data, analytical applications, and storage and data management tools and services. The solution enables critical knowledge workers in the petroleum industry, geoscientists, to avoid spending substantial amounts of their time on mundane data management tasks and direct more time to their analytical core competency of exploration.

Storage Alliance's data storage utility services were designed for companies and content vendors seeking to protect and access mission-critical data via a secure and available offsite storage infrastructure. Storage Alliance's application hosting service similarly enables application vendors wanting to deliver web-accessible applications while avoiding the capital cost and management responsibility of the required infrastructure.

In the petroleum industry, seismic data libraries are now often measured in terabytes (one thousand gigabytes), creating perpetual data and content management challenges. Certain companies recognize that designing and managing increasingly complex storage solutions is not their core competency, and is best outsourced to an independent entity.

Generic data storage, content management, and business process solution providers lacking specific market expertise, are typically unable to fulfill customer needs in specific industries such as the petroleum exploration and production industry. Storage Alliance specializes in petroleum IT, seismic data, and storage.

Storage Alliance Products and Services

Part of Storage Alliance's content service provider ("CSP") model is a secure remote, web-accessible infrastructure to deliver data and applications to customers. Storage Alliance has invested in designing and building its hosting infrastructure and services, called LinkPort™.

Storage Alliance's established architecture and infrastructure is capable of hosting and "web-delivering" a range of software applications. While the company's CSP model directly targets upstream petroleum companies, Storage Alliance's LinkPort™ service targets application vendors that may not be part of Storage Alliance's CSP model, but wish to independently offer a web-based service to their existing or new customers. They wish to offer this service cost effectively, and do not want to undertake the technical challenges and cost of creating their own hosting infrastructure. This generic service is designed to fulfil the application hosting needs of vendors in a vertical market.

Storage Alliance offers two data storage utility services:

- DataPort™ Primary Storage: Fully managed on-demand, scalable primary storage (hard disk) capacity in a secure, managed environment for medium to large businesses on a pay-as-you-go basis.

- PortAge™ Backup and Restore: Fully managed on-demand, scalable secondary storage (online, near-line, tape; whatever is suitable for the customer's requirements).

The pricing for the storage utility services are charged on a per Gigabyte basis. In addition to data storage services, Storage Alliance also provides fee based content management and storage assessments, architecture planning, system implementation, and project management services.

Of the Storage Alliance customers, one customer, International Datashare Corporation, accounts for approximately 75% of Storage Alliance's total revenues. Storage Alliance expects to continue to rely on this customer for a substantial portion of its revenues, but anticipates that such reliance will decrease during the remainder of 2002.

Although Storage Alliance has not experienced significant problems with its customers, there can be no assurance that such relationships will continue or that, in the event of a termination of Storage Alliance 's relationships with such customers, that Storage Alliance would be able to obtain alternative customers.

Storage Alliance spent CDN$285,000 and CDN$600,000 on research and development activities for the fiscal years ended 2000 and 2001, respectively.

Employees

Storage Alliance currently has 7 full time and no part time employees.

Property

Storage Alliance conducts its operations out of its offices located at 725, 435 - 4th Avenue, S.W., Calgary, Alberta.

Management of Storage Alliance

In addition to Jeff Ascah, the President of Storage Alliance, the management of Storage Alliance also consists of the following individuals:

Ken Akerley, VP Business Development of Storage Alliance, brings over 16 years experience managing enterprise-class infrastructure and technology deployments in the mining and chemical manufacturing industries. He held numerous senior management positions and provided strategic direction for internal technology investment with Agrium Inc., a 5,000-employee company. Most recently, Mr. Akerley headed up Agrium's Web-based business-to-business development projects.

Ed Kokts-Porietis, Chief Technology Officer of Storage Alliance, has over 19 years experience in the oil and gas industry, Mr. Kokts-Porietis brings a background in the design of systems and database architecture in areas such as seismic and geological processing, petrophysics, and business continuity planning. During his six-year tenure at PanCanadian Petroleum, Mr. Kokts-Porietis created a new system architecture to manage PanCanadian's vast seismic inventory and oversaw the largest Sun UNIX deployment in Western Canada. Mr. Kokts-Porietis was a guest speaker at the 1997 Landmark Worldwide Technology Forum on data management and was the IT chair at the 1998 Calgary Geo Triad.

Ken MacKinnon, Chief Architect of Storage Alliance, has experience designing and constructing high-availability system and storage architecture solutions for enterprises such as PanCanadian Petroleum. His background includes senior technical roles with GE Capital IT Solutions, DCS, and Aurean Systems. He has designed solutions in Los Angeles, London, Toronto, and throughout Western Canada.

Storage Alliance Executive Compensation

The following table summarizes the compensation of Jeff Ascah, Storage Alliance's President and Chief Executive Officer, Ken Akerley, Storage Alliance's Vice-President of Business Development, and Ed Kokts-Porietis Storage Alliance's Vice-President and Chief Technical Officer, during the period from incorporation (April 18, 2000) to December 31, 2000 and for the year ended December 31, 2001. No officers or directors received annual compensation in excess of $100,000 during any fiscal year since incorporation.

		Annual Compensation			Long Term Compensation		Pay- outs
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation	Securities Under Options/ SAR's Granted	Restricted Shares or Restricted Share Units	LTIP Pay- outs
Jeff Ascah President, Chief Executive Officer	2001 2000[1]	$43,000 Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Ken Akerley Vice-President	2001 2000[1]	$43,000 Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Ed Kokts-Porietis Vice-President and Chief Technical Officer	2001 2000[1]	$43,000 Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

1. Incorporated April 18, 2000

RISK FACTORS

Much of the information included in this current report includes or is based upon estimates, projections or other "forward looking statements". Such forward looking statements include any projections or estimates made by us and our management in connection with our current or proposed business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

Such estimates, projections or other "forward looking statements" involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other "forward looking statements".

Our common shares are considered speculative. Prospective investors should consider carefully the risk factors set out below.

Risks Related to Our Proposed Business

Storage Alliance has a limited operating history which makes predicting our future operating results difficult and uncertain.

We began offering data storage services in February 2001. As a result, Storage Alliance has a limited operating history upon which you can evaluate us and our prospects. Such limited operating history makes predicting our future operating results difficult. Storage Alliance has incurred an operating and net loss in each fiscal year since its founding and we may continue to incur losses if our operating expenses increase more quickly than our revenues. Our ability to achieve profitability in the future will depend upon our ability to expand the Storage Alliance brand awareness and customer base, increase our market presence and enhance and maintain our proprietary technology. To achieve these goals, we will need to increase spending on marketing, technology, product development and other operating costs. To the extent that revenues do not increase as a result of this increased spending, we may not be able to achieve profitability in the future. If we do achieve profitability, we may not be able to sustain it. These circumstances raise substantial doubt about our ability to continue as a going concern. To the extent that such expenses are not timely followed by increased revenues, our business, results of operations, financial conditions and prospects would be materially adversely affected.

Storage Alliance has had negative cash flows from operations and may not be able to secure additional financing if we need it in the future.

To date, Storage Alliance has had negative cash flows from operations and has depended on sales of its securities to meet cash requirements. We may need to raise additional funds to:

- support our planned rapid growth,

- develop new or enhanced services and technologies,

- increase our marketing efforts,

- acquire complementary businesses or technologies,

- respond to regulatory requirements, and

- respond to competitive pressures or unanticipated requirements.

We may not be able to obtain additional financing on acceptable terms when we need it. If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our business and growth strategies, respond to changing business or economic conditions, withstand adverse operating results, consummate desired acquisitions or compete effectively.

We may not be able to develop and increase public recognition of our LinkPort, DataPort and PortAge Trade brands.

Storage Alliance has limited product offerings which are only producing marginal revenues. Therefore, market acceptance of Storage Alliance's products is critical to Storage Alliance's future success. Factors such as performance, market positioning, the availability and price of competing products, and the introductions of new technologies will affect the market acceptance of Storage Alliance's products.

We believe that establishing and maintaining favorable consumer perception of our branded data storage software is critical to attracting and expanding our petroleum exploration and production customer base. The importance of developing our brand will increase due to the growing number of data storage services available to consumers. To build our brand, we must succeed in our marketing efforts, provide high-quality services and products, increase the number of visitors to our websites and continue to receive high ratings from leading oil and gas industry publications. If we do not accomplish each of these goals, our reputation could be harmed, and we may not be able to attract and retain customers.

Our business operations will be subject to substantial competition

Storage Alliance's current primary competitors are storage hardware, software and service vendors such as EMC, Compaq, Hitachi Data Systems, Sun Microsystems, Network Appliance, Hewlett-Packard, EMC Software, Legato Systems and VERITAS Software, and other content management entrants to the storage management services market, including Documentum and Interwoven. Storage Alliance estimates that there are numerous companies providing generic storage hardware or software that directly or indirectly compete with its services and is aware of numerous other start-up companies that have identified themselves as providers of storage services.

Many of Storage Alliance's existing and potential competitors may have one or more of the following:

- longer operating histories,

- greater name recognition,

- greater management depth and experience,

- larger customer bases,

- greater financial, technical and marketing resources, and

- a wider range of services and financial products.

As a result, these competitors may be able to adopt more aggressive pricing policies, respond more quickly to new technologies, industry standards and customer demands, undertake more extensive marketing campaigns, expand globally more quickly and make more attractive offers to potential employees and content providers.

The data storage industry is characterized by rapid changes in technology and customer demands. As a result, Storage Alliance's current services could quickly become obsolete and unmarketable. Our future success will depend on its ability to adapt to technological advances, anticipate customer demands, develop new services and enhance our current services on a timely and cost-effective basis. Further, our services must remain competitive with those of other companies with substantially greater resources.

We are subject to Economic and Political Risk

The storage services business may be sensitive to any general downturn in the overall economy. Substantial adverse or ongoing economic, currency, government or political conditions in various world markets, and specifically the oil and gas market, may have a negative impact on Storage Alliance's ability to operate profitably. Furthermore, the markets for storage services are highly competitive as noted above.

Asset and Liability Insurance

Storage Alliance carries commercial general liability as at the date hereof. There are certain inherent risks in the storage services business, some of which may not be able to be insured or which Storage Alliance may elect not to insure or underinsure due to the cost of such insurance. Adverse effects from some such risks may result in Storage Alliance being unable to carry on its business.

Our products may contain undetected defects.

Storage Alliance's products may contain undetected software or hardware errors when first introduced or when new versions are released. In addition, its products will be combined with products from other suppliers. As a result, should problems occur, it may be difficult to identify the source of the problem. These errors could result in a loss of or delay in market acceptance of its products and would increase its costs, reduce its revenue and cause significant customer relations problems.

Our operations may be disrupted by technological problems.

Our systems could be overwhelmed or could fail for any number of reasons. We receive and process the overwhelming majority of our content through the Internet. Heavy usage volumes could cause significant backlogs and delays in order execution or could cause our systems to fail. We may not be able to expand and upgrade our technology, transaction processing systems and network hardware and software to accommodate increased usage by our customers on a timely basis. Also, our systems, and those of the third parties on which we depend, may not operate properly in the event of:

- a hardware or software error, failure or crash,

- a power or telecommunications failure,

- human error, or

- a fire, flood or other natural disaster.

Our systems may be more likely to suffer problems while we implement upgrades to our network hardware and software. Additionally, our computer systems and those of the third parties on which we depend may be vulnerable to damage or interruption due to sabotage, computer viruses or other criminal activities or security breaches.

The computer servers which house the data storage and software are housed at the offices of Storage Alliance. Any systems slowdowns or failures that disrupt our operations at this facility would impair our ability to execute our customers' orders. In addition, we depend upon computer systems operated by third parties. If the systems of these third parties slow down significantly or fail even for a short time, our customers would suffer delays in data access. These delays could damage our reputation, cause customers to close their accounts with us and cause customers to incur substantial losses. We could be subject to claims or litigation with respect to these losses. Our property and business interruption insurance may not adequately compensate us for all losses we may incur.

We may lose customers if we encounter problems with Internet connections.

Our websites could experience interruptions in service due to a failure or delay in the transmission or receipt of information. These interruptions could prevent our customers from accessing the information that they require. In addition, our customers depend on Internet service providers, online service providers and other websites operators for access to our websites. Some of them have experienced significant outages in the past and could experience outages, delays and other difficulties due to system failures unrelated to our systems. These types of events could cause customers to perceive our websites as not functioning properly and therefore cause them to use alternative data storage systems.

Our current services may become obsolete and unmarketable if we are not able to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and customer demands. As a result, our current services may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new services and enhance our current services on a timely and cost-effective basis. Further, our services must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new services or enhanced versions of existing services. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new services may not be favorably received.

We could be subject to legal claims and our business could be harmed if there are breaches of our security or misappropriation of our customers' information.

Our computer systems may be vulnerable to physical or electronic computer break-ins, viruses and similar disruptive problems. A person who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. If a person is able to penetrate our network security or misappropriate our customers' information, we could be liable for the misuse of such information. We could also be subject to claims for other misuses of information, such as for unauthorized marketing purposes. Any security breach or misappropriation of customer information could damage our reputation and materially adversely affect our business, financial condition and operating results. General concerns over the security of Internet transactions and the privacy of users could also inhibit the use of the Internet as a means of conducting commercial transactions.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time consuming and costly.

Our success and ability to compete depend to a significant degree on the proprietary software and other technology reflected in our proprietary software. If any of our competitors copies or otherwise gains access to the proprietary technology or develops similar software independently, we would not be able to compete as effectively. We also consider our service marks, particularly our family of "Storage Alliance" marks and related design marks, invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brand. The measures we take to protect the proprietary technology and other intellectual property rights, which presently are based upon a combination of copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorized use. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights. We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding the rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our websites or other of our technologies.

Employee misconduct could harm us and is difficult to detect and deter.

Our employees could make improper use of confidential customer information, which could result in regulatory sanctions and harm to our reputation. The precautions we take to prevent and detect employee misconduct may not effectively deter these activities. If we do not prevent or detect these activities, we may incur losses that we are not able to recover.

The loss of members of our senior management or systems development teams could adversely affect our business.

We believe that our ability to implement successfully our business strategy and to operate profitably depends on the continued employment of our senior management team, led by Jeff Ascah, our President and CEO.

We do not maintain key man life insurance for any of our directors, officers or other key personnel. If we lose the services of one or more members of our management or systems development teams, our business, financial condition and results of operations may be materially adversely affected.

If the use of the Internet does not continue to grow or its growth cannot be supported by its infrastructure, the growth in usage of our online services could be impaired.

Our market is new and rapidly evolving. Our business will be adversely affected if Internet usage does not continue to grow. Use of the Internet may be inhibited by a number of factors, including:

- inadequate network infrastructure,

- security concerns,

- inconsistent quality of services, and

- lack of cost-effective, high-speed service.

If Internet usage continues to grow, the Internet infrastructure may be unable to support the demands placed on it by this growth. The Internet's performance and reliability may decline. In addition, websites have experienced interruptions as a result of outages and other delays occurring throughout the Internet infrastructure. If these outages or delays frequently occur in the future, Internet usage, as well as usage of our websites and online brokerage services, could grow more slowly or decline.

If we are unable to protect our Internet domain name, our efforts to increase public recognition of our brand may be impaired.

We currently hold the Internet domain name "storagealliance" and various other related names. The acquisition and maintenance of domain names generally is regulated by governmental agencies and their designees. The regulation of domain names in the United States and in foreign countries is subject to change. As a result, we may be unable to acquire or maintain relevant domain names in all countries in which we intend to conduct business. This could impair our efforts to build brand recognition and to increase traffic to our websites. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights.

Risks Related to Our Common Stock

If the market price of our common stock fluctuates widely, you may not be able to sell your shares at or above the price at which you purchase them and, therefore, you may suffer a loss on your investment.

We believe the following factors could cause the market price of our common stock to fluctuate widely and could cause our common stock to trade at a price below the price at which you purchase your shares:

- actual or anticipated variations in our quarterly operating results,

- announcements of new services, products, acquisitions or strategic relationships by us or our competitors,

- announcements of system slowdowns or failures by us or our competitors,

- new regulations or interpretations of regulations applicable to our data storage activities,

- trends or conditions in the Internet industry,

- changes in accounting treatments or principles,

- changes in earnings estimates by securities analysts and in analyst recommendations,

- changes in market valuations of other data storage companies, and

- general political, economic and market conditions.

The market price for our common stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, could materially adversely affect the market price of our common stock. In addition, the market prices of equity securities of technology and Internet companies often fluctuate significantly for reasons unrelated to the operating performance of these companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against that company. If any securities litigation is initiated against us, we could incur substantial costs and our management's attention and resources could be diverted from our business.

Our stock price may decline if a large number of shares are sold or there is a perception that these sales may occur.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock by stockholders in the market, or the perception that these sales could occur. These factors also could make it more difficult for us to raise funds through future offerings of our equity securities.

"Penny Stock" Rules May Restrict the Market for the Company's Shares

Our common shares are subject to rules promulgated by the SEC relating to "penny stocks," which apply to companies whose shares are not traded on a national stock exchange or on the Nasdaq system, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the SEC. These rules require brokers who sell "penny stocks" to persons other than established customers and "accredited investors" to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in the such penny stocks. These rules may discourage or restrict the ability of brokers to sell our common shares and may affect the secondary market for our common shares. These rules could also hamper our ability to raise funds in the primary market for our common shares.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

(a) Audited Financial Statements of Storage Alliance Inc. as at December 31, 2001 and 2000, and from the date of incorporation on April 18, 2000 to December 31, 2000; and unaudited consolidated balance sheet for the six month period ended June 30, 2001, unaudited consolidated statement of operations for the six month period ended June 30, 2001 and unaudited consolidated statement of cash flows for the six month period ended June 30, 2001.

(b) It is not practicable to provide the required pro forma financial statements on the date hereof. Accordingly, the pro forma financial statements will be filed as an amendment to this Current Report on Form 8-K as soon as practicable, but not later than December 2, 2002 (60 days after this Current Report on Form 8-K must be filed).

Storage Alliance Inc.

Consolidated Financial Statements

For the periods ended

December 31, 2001 and 2000

Contents

Auditors' Report 2

Comments by Auditors for US Readers

On Canada - US Reporting Differences 3

Consolidated Financial Statements

Consolidated Balance Sheets 4

Consolidated Statements of Operations 5

Consolidated Statements Cash Flows 6

Consolidated Statements of Shareholders' Equity (Deficiency) 7

Notes to Consolidated Financial Statements 8 - 16

Auditors' Report

To the Directors of

Storage Alliance Inc.

We have audited the consolidated balance sheets of Storage Alliance Inc. as at December 31, 2001 and 2000 and the consolidated statements of operations, cash flows, and shareholders' equity (deficiency) for the year ended December 31, 2001 and the initial 257-day period ended December 31, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2001 and 2000 and the results of its operations, its cash flows, and its shareholders' deficiency for the year ended December 31, 2001 and the initial 257-day period ended December 31, 2000 in accordance with United States generally accepted accounting principles.

/s/ BDO Dunwoody

BDO Dunwoody LLP

Chartered Accountants

Calgary, Alberta

June 17, 2002 (except for Note 14, which is dated September 19, 2002)

Comments by Auditors for US Readers

On Canada - US Reporting Differences

In the United States, reporting standards for auditors require the addition of an explanatory paragraph when the consolidated financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in Note 1 to the consolidated financial statements. Our report to the directors dated June 17, 2002 is expressed in accordance with Canadian reporting standards, which do not permit a reference to such events and conditions in the auditors' report when these are adequately disclosed in the consolidated financial statements.

/s/ BDO Dunwoody

Chartered Accountants

Calgary, Alberta

June 17, 2002

Storage Alliance Inc.

Consolidated Balance Sheets

(Canadian Dollars)
As at	June 30, 2002 (unaudited)	December 31, 2001	December 31, 2000

Assets

Current
Cash	$ -	$ -	$ 111,403
Accounts receivable (net of allowance for doubtful accounts of $nil (December 31, 2001 - $18,143, December 31, 2000 - $nil))	26,550	8,626	5,192
Due from related parties (Note 10(a))	-	-	12,145
Investment tax credit receivable	90,000	90,000	90,000
Prepaid expense	4,350	3,000	-
	120,900	101,626	218,740

Capital assets (Note 4)	80,732	62,735	34,356

	$ 201,632	$ 164,361	$ 253,096

Liabilities and Shareholders' Equity (Deficiency)

Current
Bank indebtedness (Note 5)	$ 54,447	$ 50,012	$ -
Accounts payable	357,014	261,171	36,340
	411,461	311,183	36,340

Convertible loan payable (Note 8)	155,000	155,000	-
Short-term loan (Note 9)	415,670	175,970	-
	982,131	642,153	36,340

Shareholders' equity (deficiency)
Capital stock 100,000,000 common share authorized, par value of US$0.001 9,999,999 (December 31, 2001 - 9,999,999, December 31, 2000 - 8,999,999) common share issued	15,000	15,000	13,500
Paid in capital	1,039,374	1,039,374	265,874
Common shares to be issued (Note 6)	-	-	306,209
Subscriptions receivable (Note 7(b))	-	-	(38,700)

Deficit	(1,834,873)	(1,532,166)	(330,127)
	(780,499)	(477,792)	216,756

	$ 201,632	$ 164,361	$ 253,096

Approved on behalf of the Board:

Director

Director

Storage Alliance Inc.

Consolidated Statements of Operations

(Canadian Dollars)
	For the 6 month period ended June 30, 2002 (unaudited)	For six month period ended June 30, 2001 (unaudited)	For the year ended December 31, 2001	For the initial 257 day period ended December 31, 2000
Revenues
Storage	$ 86,726	$ 158,496	$247,541	$ 33,127

Less: direct costs	8,945	79,511	111,945	10,064

Gross profit	77,781	79,985	135,596	23,063

Expenses
Amortization	9,380	6,910	19,368	4,501
General and administrative expenses	371,108	675,797	1,318,267	438,689
	380,488	682,707	1,337,635	443,190

Loss before income taxes	(302,707)	(603,722)	(1,202,039)	(420,127)

Income taxes (recovery)
Current	-	-	-	(90,000)

Net loss for the year	$ (302,707)	$ (603,722)	$ (1,202,039)	$ (330,127)

Net loss per share	$ (0.30)	$ (0.06)	$ (0.12)	$(0.06)

Weighted average number of shares outstanding	9,999,999	9,828,728	9,916,667	5,131,507

Storage Alliance Inc.
Consolidated Statements of Cash Flows

(Canadian Dollars)
	For the 6 month period ended June 30, 2002 (unaudited)	For six month period ended June 30, 2001 (unaudited)	For the year ended December 31,2001	For the initial 257 day period ended December 31, 2000

Cash flows from operating activities
Net loss for the period	$ (302,707)	$ (603,722)	$ (1,202,039)	$ (330,127)
Adjustments for:
Amortization	9,380	6,910	19,368	4,501
	(293,327)	(596,812)	(1,182,671)	(325,626)

Changes in non-cash accounts
Accounts receivable	(17,924)	(99,520)	8,711	(17,337)
Investment tax credit receivable	-	-	-	(90,000)
Prepaid expenses	(1,350)	(7,550)	(3,000)	-
Accounts payable	95,843	76,020	224,831	36,340
	(216,758)	(627,862)	(952,129)	(396,623)

Cash flows from financing activities
Bank indebtedness	4,435	129,379	50,012	-
Short-term loan	239,700	8,050	175,970	-
Convertible loan payable	-	-	155,000	-
Advances from related parties	-	12,145	-	306,209
Issue of share capital, net of issue costs	-	507,491	507,491	240,674
	244,135	657,065	888,473	546,883

Cash flows from investing activity
Acquisition of capital assets	(27,377)	(29,203)	(47,747)	(38,857)

Increase (decrease) in cash	-	-	(111,403)	111,403

Cash, beginning of period	-	-	111,403	-

Cash, end of period	$-	$-	$-	$111,403

Storage Alliance Inc.

Consolidated Statements of Shareholders' Equity (Deficiency)

(Canadian Dollars)
	No. of shares	Amount	Capital stock in excess of par value	Subscrip. receive.	Common shares to be issued	Deficit	Total

Issued for cash	123	$238,280	$ -	$ -	$ -	$ -	$238,280

Stock split	4,999,877	(230,780)	230,780	-	-	-	-
Subtotal	5,000,000	7,500	230,780	-	-	-	238,280

Merger	3,999,999	6,000	35,094	(38,700)	-	-	2.394

Common shares to be issued (Note 6)	-	-	-	-	306,209	-	306,209

Net loss for the period ended December 31, 2000	-	-	-	-	-	(330,127)	(330,127)
Balance, December 31, 2000	8,999,999	13,500	265,874	(38,700)	306,209	(330,127)	216,756

Private placement (Note 6)	1,000,000	1,500	773,500	-	(306,209)	-	468,791

Receipt of subscriptions receivable	-	-	-	38,700	-	-	38,700

Net loss for the year ended December 31, 2001	-	-	-	-	-	(1,202,039)	(1,202,039)

Balance, December 31, 2001	9,999,999	$15,000	$1,039,374	$-	$-	$ (1,532,166)	$(477,792)

Net loss for the six month period ended June 30, 2002 (unaudited)	-	-	-	-	-	(302,707)	(302,707)

Balance, June 30, 2002 (unaudited)	9,999,999	$15,000	$1,039,374	$-	$-	$ (1,834,873)	$(780,499)

STORAGE ALLIANCE INC.
Notes to Consolidated Financial Statements
(Canadian Dollars)

As at June 30, 2002 and 2001 (unaudited), December 31, 2001 and 2000

1. Organization and Nature of Operations

Storage Alliance Inc. ("the Company") was incorporated on April 18, 2000 in the Province of Alberta. It was incorporated as a provider of availability infrastructure and storage management services to the business marketplace. Currently, all of the Company's customers are located in Canada.

On December 20, 2000, DKJ Technologies Inc. ("DKJ") completed the acquisition of the Company through the issuance of 5,000,000 common shares of the DKJ. The acquisition was accounted for as a recapitalization of the Company because the shareholders of the Company controlled DKJ after the acquisition. Therefore, the Company is treated as the acquiring entity. Accordingly, there was no adjustment to the carrying value of the assets or liabilities of DKJ. DKJ is the acquiring entity for legal purposes and the Company is the surviving entity for accounting purposes. DKJ was incorporated under the laws of the State of Nevada on July 1, 1999.

The consolidated financial statements have been prepared using United States generally accepted accounting principles that are applicable to a going concern. Ultimate recovery of the Company's assets is dependent on the Company, after an expected period of initial losses, achieving and maintaining profitability which is dependant on market conditions, successful rollout of the Company's business plan and the ability to obtain adequate financing to meet capital and operational requirements. Management's plans to continue as a going concern include a contract with IDC Corporation to host their GEOcartaTM mapping application. Estimated revenues of approximately $25,000 to $30,000 per month will be generated with very little in the way of additional expense. Additionally, the Company is establishing a private placement of $250,000 US as part of the proposed acquisition as described in Note 14. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company incurred an operating loss of $302,707 for the period ended June 30, 2002 (December 31, 2001 - $1,202,039, December 31, 2000 - $330,127). It is management's opinion that the company will continue as a going concern. The Company's continuation as a going concern cannot be predicted at this time and is dependent upon achieving profitable operations and additional financing.

These consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein. The results herein are not indicative of the 2002 fiscal year end.

STORAGE ALLIANCE INC.
Notes to Consolidated Financial Statements
(Canadian Dollars)

As at June 30, 2002 and 2001 (unaudited), December 31, 2001 and 2000

2. Summary of Significant Accounting Polices

These consolidated financial statements have been prepared by management in accordance with United States generally accepted accounting principles. The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. The consolidated financial statements have, in management's opinion, been properly prepared using careful judgement with reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

(a) Consolidation

The consolidated financial statements include the accounts of DKJ, and its wholly owned subsidiary, Storage Alliance Inc., from its effective date of acquisition of December 20, 2000 (Note 3). All significant inter-company accounts and transactions have been eliminated.

(b) Capital assets

Capital assets are recorded at cost. Amortization is provided at rates calculated to write off the assets over their estimated useful lives as follows:

Office furniture and equipment 20% Declining

Computer software 100% Straight line

Leasehold improvements 2 years Straight line

(c) Foreign exchange

The financial position and results of operations of the Company's foreign subsidiary are determined using local currency as the functional currency. Assets and liabilities of these subsidiaries are translated at the exchange rate in effect at each period end. Statement of operation accounts is translated at the average rate of exchange prevailing during the period. Gains and losses resulting from foreign currency transactions are included on the statement of operations. The functional currency is Canadian dollars.

(d) Investment tax credits

Investment tax credits related to current expenditures are included in the determination of net loss for the current period in the amount of $nil (December 31, 2001 - $nil, December 31, 2000 - $90,000). These claims are subject to audit by the science advisors of Canada Customs and Revenue Agency. Any revisions resulting from such audits are to be charged back to the related cost on a prospective basis.

(e) Financial instruments

The Company carries a number of financial instruments. Unless otherwise indicated, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

STORAGE ALLIANCE INC.
Notes to Consolidated Financial Statements
(Canadian Dollars)

As at June 30, 2002 and 2001 (unaudited), December 31, 2001 and 2000 (Canadian Dollars)

2. Summary of Significant Accounting Policies - continued

(f) Provision for taxes

The provision (benefit) for income taxes is computed on the pretax income (loss) based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates.

(g) Loss per share

The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period of the consolidated financial statements. Common stock equivalents, consisting of stock warrants and options, have not been included in the calculation as no options or warrants were issued or outstanding for the period presented.

(h) Revenue recognition

Revenue is recognized once the service is performed and all significant contractual obligations have been satisfied and collection is reasonably assured.

(i) Long-lived assets

Long-lived assets, such as capital assets, are evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows resulting from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. No impairment losses have been recorded to date.

(j) New accounting pronouncements

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which requires companies to record derivatives as assets or liabilities, measured at fair market value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Historically, the Company has not entered in derivative contracts for speculative purposes. Accordingly, the adoption of the new standard on January 1, 2001 did not materially affect the Company's consolidated financial statements.

STORAGE ALLIANCE INC.
Notes to Consolidated Financial Statements
(Canadian Dollars)

As at June 30, 2002 and 2001 (unaudited), December 31, 2001 and 2000 (Canadian Dollars)

2. Summary of Significant Accounting Policies - continued

In June 2001, the Financial Accounting Standards Board finalized FASB Statements No. 141, Business Combinations (SFAS 141), and No. 142, Goodwill and Other Intangible Assets (SFAS 142). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS 142, that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.

SFAS 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS 142. SFAS 142 is required to be applied in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. SFAS 142 requires the Company to complete a transitional goodwill impairment test six months from the date of adoption. The Company is also required to reassess the useful lives of other intangible assets within the first interim quarter after adoption of SFAS 142.

Currently, the Company has no goodwill and the adoption of SFAS 141 and SFAS 142 has no impact on its financial position and results of operations.

In August 2001, the Financial Accounting Standards Board finalized FAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. FAS 144 addresses accounting and reporting for the impairment or disposal of long-lived assets, including the disposal of a segment of business. FAS 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. The adoption of FAS 144 has no impact on the Company's financial position and results of operations.

In June 2002, FASB finalized FAS 146, Accounting for Costs Associated with Exit or Disposal Activities. FAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The principal difference between this Statement and Issue 94-3 relates to its requirements for recognition of a liability for a cost associated with an exit or disposal activity. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue 94-3, a liability for an exit cost as defined in Issue 94-3 was recognized at the date of an entity's commitment to an exit plan. A fundamental conclusion reached by the Board in this Statement is that an entity's commitment to a plan, by itself, does not create a present obligation to others that meets the definition of a liability. Therefore, this Statement eliminates the definition and requirements for recognition of exit costs in Issue 94-3. This Statement also establishes that fair value is the objective for initial measurement of the liability. The Company is currently reviewing the impact of SFAS 144, if any. FAS 146 is effective for exit and disposal activities initiated after December 31, 2002.

STORAGE ALLIANCE INC.
Notes to Consolidated Financial Statements
(Canadian Dollars)

As at June 30, 2002 and 2001 (unaudited), December 31, 2001 and 2000 (Canadian Dollars)

3. Business Combination

Effective December 20, 2000, DKJ Technologies Inc. ("DKJ") entered into an agreement to issue a total of 5,000,000 shares to acquire Storage Alliance Inc. ("the Company"). The acquisition was effected through a series of transaction, the first of which required the issuance of 4,000,000 shares of DKJ to the Company's shareholders at US$0.001 per share. The second transaction was the issuance of 1,000,000 shares to the Company's shareholders in exchange for all of the 123 issued and outstanding shares of the Company at that date. Prior to the transaction, DKJ shareholders had 3,999,999 shares of DKJ. Immediately after the transaction, the shareholders of the DKJ held 44.4% of DKJ's outstanding shares with the Company's shareholders holding 55.6% of DKJ's outstanding shares. As such, this was a reverse take over transaction; the acquisition has been accounted for with the Company being the deemed acquirer.

The financial statements include the accounts of the Company and the net assets of the Company acquired, as detailed below:

Cash, representing assets acquired, attributed to the shares issued	$2,394

Upon completion of this transaction, DKJ changed its name to Storage Alliance Inc.

4. Capital Assets

	June 30, 2002 (unaudited)	December 31, 2001	December 31, 2000
Office furniture and equipment	$ 83,569	$ 67,300	$ 37,319
Computer software	30,412	17,479	1,538
Leasehold improvements	-	1,825	-
	113,981	86,604	38,857
Less accumulated amortization	(33,249)	(23,869)	(4,501)
	$ 80,732	$ 62,735	$ 34,356

5. Bank Indebtedness

The bank indebtedness consists of bank overdraft that is due on demand and bears interest at the bank's prime rate plus 6%, calculated and payable monthly. It is secured by a general agreement covering all assets.

6. Common Shares to be Issued

During 2000, in conjunction with the business combination in Note 3, the Company received advances for the issuance of 1,000,000 shares at US$0.50 per share. As at December 31, 2000, $306,209 (US$200,000) was advanced to the company by subscribers. As at December 31, 2001, these shares have been issued and the full amount of the subscription of $775,000 (US$500,000) has been recorded to capital stock.

STORAGE ALLIANCE INC.
Notes to Consolidated Financial Statements
(Canadian Dollars)

As at June 30, 2002 and 2001 (unaudited), December 31, 2001 and 2000 (Canadian Dollars)

7. Capital Stock

(a) Options and warrants

No options or warrants have been issued during the period and as such, no compensation expense has been recorded.

(b) Subscriptions receivable

During 2000, the Company issued loans totaling $38,700 for the issue of shares of DKJ. The loans were interest free and were repaid during 2001.

8. Convertible Loan Payable

On July 23, 2001, the Company entered into a loan agreement for $155,000 (US$100,000). The loan is due on demand; bears interest at 5%, and is secured by a general security agreement. The loan is convertible into common shares of the Company, terms to be negotiated upon contemplation of conversion.

9. Short-term Loan

During the period ended June 30, 2002, the Company was advanced $239,700 (December 31, 2001 - $175,970, December 31, 2000 - $nil). The terms of the advances are currently being negotiated. The advances are convertible into common shares of the Company, terms to be negotiated upon contemplation of conversion.

10. Related Party Transactions

          $nil (December 31, 2001 - $nil, December 31, 2000 - $12,145) is due from certain shareholders of the company, which relate to $nil (December 31, 2001 - $nil, December 31, 2000 - $23,301) of storage revenue earned from such parties during the periods.

          During the period, the Company paid consulting fees in the amount of $nil (December 31, 2001 - $56,887, December 31, 2000 - $23,882) to a company related by virtue of its shareholder being an officer of the Company.

These transactions are in the normal course of operations and are measured at the exchange amount, the amount of consideration established and agreed to by the related parties.

STORAGE ALLIANCE INC.
Notes to Consolidated Financial Statements
(Canadian Dollars)

As at June 30, 2002 and 2001 (unaudited), December 31, 2001 and 2000 (Canadian Dollars)

11. Income Taxes

	June 30, 2002 (unaudited)	June 30, 2001 (unaudited)	December 31, 2001	December 31, 2000
Statutory tax rate	41%	41%	41%	45%

Income taxes at the statutory rate	$(124,100)	$(247,100)	$(492,800)	$(189,000)
Permanent differences	(400)	(200)	3,400	(800)
Rate differential from foreign jurisdiction	-	-	2,700	-
Change in valuation allowance	123,700	246,900	486,700	189,800
	$ -	$ -	$ -	$ -

11. Income Taxes - continued

Principal components of the net deferred tax asset (liability) are:

Deferred tax asset (liability):	June 30, 2002 (unaudited)	June 30, 2001 (unaudited)	December 31, 2001	December 31, 2000
Unused tax losses carryforward [1]	$671,000	$315,300	$547,100	$68,200
Scientific research and development ("SRED") (net of SRED refund)	136,900	128,900	136,900	128,900
Capital assets	(9,900)	(10,000)	(9,900)	(10,000)
Share issue costs	2,200	2,500	2,400	2,700
	800,200	436,700	676,500	189,800
Valuation allowance [2]	(800,200)	(436,700)	(676,500)	(189,800)

Net deferred tax asset (liability)	$-	$-	$-	$-

1) As at June 30, 2002, consists of US tax losses in the approximate amount of US$35,000 (December 31, 2001 - US$35,000), which will expire in 2020, and Canadian tax losses in the approximate amount of $1,581,000 (December 31, 2001 - $1,279,000), which will expire in 2007.

2) A valuation allowance for the entire amount of the deferred tax asset has been allowed because it is more likely than not that these carryforwards will expire unused.

Loss subject to:	June 30, 2002 (unaudited)	June 30, 2001 (unaudited)	December 31, 2001	December 31, 2000
Domestic taxes (Canada)	$(302,707)	$(578,840)	$(1,157,287)	$330,127
Foreign taxes (United States)	-	(24,882)	(44,752)	-

Loss before taxes	$(302,707)	$(603,722)	$(1,202,039)	$(330,127)

STORAGE ALLIANCE INC.
Notes to Consolidated Financial Statements
(Canadian Dollars)

As at June 30, 2002 and 2001 (unaudited), December 31, 2001 and 2000 (Canadian Dollars)

12. Statement of Cash Flows

a) Interest and taxes paid

	June 30, 2002 (unaudited)	June 30, 2001 (unaudited)	December 31, 2001	December 31, 2000
Interest paid	$ -	$ -	$ 3,000	$ -

b) Deferred subscriptions
During 2001, the Company converted the deferred subscription amount of $306,209 into 400,000 common shares of the Company.

c) Business combination
During 2000, the Company completed a business combination as detailed in Note 3.

d) Subscriptions receivable
During 2000, the Company issued $38,700 in promissory notes for shares issued of DKJ, before the business combination.

13. Commitment

The Company entered into a sub-lease agreement for new premises and is committed to paying $5,540 per month until August 2004. During the current period, the Company paid $52,874 December 31, 2001 - $122,609, December 31, 2000 - $40,381) in rent.

14. Subsequent Event

On September 19, 2002, the Company closed a transaction with Cascadia Capital Corporation ("Cascadia"). Pursuant to the transaction, Cascadia will purchase the Company's wholly owned subsidiary, Storage Alliance Inc. ("SA") from DKJ through the issuance of 2,500,000 share of Cascadia. Any loans owed by the Company will be converted to shares of the Company at a rate of 2.195 shares for every $1 outstanding before the transaction is completed.

DKJ is a company with minimal operations and as such, these consolidated financial statement will approximate those of SA.

EXHIBIT INDEX

Exhibit Number/Description

2. Plan of Acquisition

2.1 Agreement and Plan of Share Exchange between Cascadia Capital Corporation, DKJ Technologies Inc., Storage Alliance Inc. and Ed Kokt-Porietis, Jeff Ascah, Louise Ascah, Ken MacKinnon, 2 Inc. and Raymark Investment Corp. Inc. dated August 9, 2002 (incorporated by reference from our Form 10-QSB filed on September 16, 2002).

2.2 Letter Agreement between Cascadia Capital Corporation, DKJ technologies Inc. and Storage Alliance Inc. dated September 6, 2002 (incorporated by reference from our Form 10-QSB filed on September 16, 2002).

10. Material Contracts

10.1 Letter Agreement dated April 29, 2002 between International Datashare Corporation and Storage Alliance Inc.

10.2 LinkPort Application Hosting Services Agreement dated May 1, 2002 between International Datashare Corporation and Storage Alliance Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADIA CAPITAL CORPORATION

Date: October 3, 2002

/s/ Jeff Ascah
Jeff Ascah
President, Secretary and Treasurer